Exhibit 99.1

Limited Brands, Inc. Commences Tender Offer for 6⅛% Notes due 2012

COLUMBUS, OH, July 20, 2009 – Limited Brands, Inc. (NYSE: LTD) (“Limited Brands”) announced today that it has commenced a cash tender offer for any and all of its $294,600,000 outstanding 6⅛% Notes due 2012, CUSIP No. 532716AH0 (the “Notes”).

Upon the terms and subject to the conditions of the tender offer, holders who validly tender their Notes at or prior to 5:00 p.m., Eastern Time, on July 31, 2009 (the “Early Tender Date”), unless such date is extended or the tender offer is terminated, will be entitled to receive $980, payable in cash, for each $1,000 principal amount of Notes accepted for payment, which amount includes an early tender payment of $20 per $1,000 principal amount. The tender offer will expire at 12:00 midnight, Eastern Time, on August 14, 2009 (the “Expiration Date”), unless such date is extended or the tender offer is terminated. Holders who validly tender their Notes after the Early Tender Date but on or prior to the Expiration Date will receive $960 per $1,000 principal amount of Notes accepted for purchase. The offer contemplates an early settlement option and holders whose Notes are tendered and accepted for purchase could receive payment as early as August 3, 2009. Holders of Notes accepted for purchase will receive accrued and unpaid interest up to, but not including, the applicable payment date.

Limited Brands intends to use proceeds from its recent offering of 8½% Senior Notes due 2019 to purchase the Notes. Proceeds not spent to purchase the Notes may be used in the Company’s sole discretion to repay its existing term loan, which also matures in 2012.

The terms and conditions of the tender offer are set forth in the Offer to Purchase dated July 20, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal. Limited Brands may amend, extend or terminate the tender offer.

Limited Brands has retained Banc of America Securities LLC and The Williams Capital Group, L.P. as the dealer managers in connection with the tender offer. Questions regarding the tender offer and requests for documents may be directed to Banc of America Securities LLC, Global Debt Advisory Services, at (888) 292-0070 (U.S. toll-free) and (980) 388-9217 (collect) and The Williams Capital Group, L.P., at (212) 373-4237. Copies of the Offer to Purchase and Letter of Transmittal can also be obtained from the information agent, D.F. King & Co., Inc. at (800) 848-3416 (U.S. toll-free) and (212) 269-5550 (collect).

This press release shall not constitute an offer to purchase or a solicitation of an offer to purchase with respect to any securities. Any such offer or solicitation will be made only by means of the Offer to Purchase dated July 20, 2009. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates 3,006 specialty stores. The company's products are also available online at http://www.VictoriasSecret.com, http://www.BathandBodyWorks.com, http://www.HenriBendel.com and http://www.LaSenza.com.

FORWARD- LOOKING STATEMENTS

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," "planned," "potential" and similar expressions may identify forward-looking statements.

Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release: general economic conditions, consumer confidence and consumer spending patterns; the global economic crisis and its impact on our suppliers, customers and other counterparties; the impact of the global economic crisis on our liquidity and capital resources; the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms; the seasonality of our business; our ability to grow through new store openings and existing store remodels and expansions; our ability to expand into international markets; independent licensees; our direct channel business including our new distribution center; our failure to protect our reputation and our brand images; our failure to protect our trade names and trademarks; market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities or the prospect of these events; stock price volatility; our failure to maintain our credit rating; our ability to service our debt; the highly competitive nature of the retail industry generally and the        segments in which we operate particularly; consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance our brand image; our ability to retain key personnel; our ability to attract, develop and retain qualified employees and manage labor costs; our reliance on foreign sources of production, including risks related to: political instability; duties, taxes, other charges on imports; legal and regulatory matters; volatility in currency and exchange rates; local business practices and political issues; potential delays or disruptions in shipping and related pricing impacts; and the disruption of imports by labor disputes; the possible inability of our manufacturers to deliver products in a timely manner or meet quality standards; fluctuations in energy costs; increases in the costs of mailing, paper and printing; self-insured risks; our ability to implement and sustain information technology systems; our failure to comply with regulatory requirements; and legal matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in "Item 1A. Risk Factors" in our 2008 Annual Report on Form 10-K.